EXHIBIT 99.1

PRESS RELEASE

Kreisler Manufacturing Corporation Announces Fiscal 2009 Second Quarter Results

Elmwood Park, New Jersey, February 17, 2008 -- Kreisler Manufacturing Corporation (Nasdaq: KRSL) today announced operating results for its fiscal 2009 second quarter ended December 31, 2008.

Highlights

Three Months Ended December 31, 2008

  Net Sales $6,040,000 compared with $7,567,000 at December 31, 2007
  Operating income Operating loss of $(31,000) compared with operating income of $873,000 at December 31, 2007
  Net income $76,000 compared with $543,000 at December 31, 2007
  EPS $0.04 fully diluted earnings per common share compared with $0.29 at December 31, 2007

  Backlog $29,944,000 compared with $32,100,000 at December 31, 2007

Six Months Ended December 31, 2008

  Net Sales $12,332,000 compared with $14,264,000 at December 31, 2007
  Operating income $235,000 compared with $1,641,000 at December 31, 2007
  Net income $295,000 compared with $1,029,000 at December 31, 2007
  EPS $0.16 fully diluted earnings per common share compared with $0.54 at December 31, 2007

Kreisler CEO Michael Stern commented, "As expected, our first half results continued to be negatively impacted by challenging macro-economic conditions affecting the financial markets and industry, resulting in lower margins on existing and new business. New product development and fluctuations in foreign currencies also impacted margins during the period. We believe that many of these factors will remain challenging as we continue to aggressively manage our cost structure. We remain focused on expanding Kreisler's global manufacturing capabilities and improving product quality while developing our employees' expertise. These long-term objectives will result in additional related costs during the next 18 to 24 months, including costs associated with expanding our production capabilities at Kreisler Polska's tube and pipe facility. We are committed to increasing sales and capturing additional market share and believe these investments will ultimately enhance the long-term competitiveness of our business."

Ned Stern, Kreisler's CFO said, "During the second quarter, sales of products for commercial aircraft engines decreased 9% compared with the same prior year period. We also experienced a decrease in demand for components used in the CF34 and GP7000 aircraft engine components. These decreases were partially offset by increased requirements for various other commercial engine programs, including the V2500 and PW4000, and the limited commercial aircraft programs currently in production by some of our customers. Our military segment experienced a sales decrease of 23%, compared with the prior year period, due to decreased sales of components for the F119 aircraft engine as a result of a schedule shift by a customer during the period as well as a 71% decrease in shipments of development and production components for the F135 aircraft engine. These reductions were partially offset by increased sales of F100 aircraft engine components as we increase the number of F100 components we manufacture. Our industrial gas turbine segment experienced a 36% decrease, primarily attributable to lower demand for components used in large industrial gas turbines such as the Siemens 501F.

"During the six months ended December 31, 2008, operating income was $235,000, a decrease of $1,406,000 compared with $1,641,000 for the six months ended December 31, 2007. Net income for the six months ended December 31, 2008 was $295,000, or $0.16 per fully diluted common share, compared with $1,029,000, or $0.54 per fully diluted common share for the six months ended December 31, 2007. For the second fiscal quarter of 2009, we reported an operating loss of $(31,000) compared with operating income of $873,000 in the prior year period, and net income of $76,000, or $0.04 per fully diluted common share, compared with net income of $543,000, or $0.29 per fully diluted common share, during the fiscal 2008 second quarter. The decrease in operating income for both the three and six month periods was primarily affected by the greater decline in our sales relative to our costs. We have also been negatively impacted by customer delivery schedule deferrals due to lower requirements for certain aircraft engine programs."

Kreisler's total backlog as of December 31, 2008 was $29,944,000, compared with $32,100,000 at December 31, 2007, a decrease of $2,156,000 or 7%. Up to approximately 70% of the current backlog is scheduled for delivery over the next 12 months.

At December 31, 2008, cash and cash equivalents totaled $6,205,000, a decrease of $1,039,000, or 14.3%, compared with cash and cash equivalents of $7,244,000 at June 30, 2008. The decrease in cash and cash equivalents was attributable to lower sales and net income as well as increases in capital expenditures during the six months ended December 31, 2008 compared with June 30, 2008. This reduction in the Company's cash and cash equivalents was partially offset by the receipt of $500,000, during the six months ended December 31, 2008, from United Technology Corporation ("UTC") consistent with the previously announced Memorandum of Understanding ("MOU") The Company believes that it has sufficient liquidity available from its existing funding sources to support anticipated capital expenditures.

Ned Stern added, "At December 31, 2008, we no longer held any long-term investments. As previously communicated, on August 11, 2008, our securities broker for the auction rate securities publicly announced its intent to purchase, at par, auction rate securities sold by this broker. Consistent with this, the $700,000 of auction rate securities we owned as of September 30, 2008 were either sold or redeemed at par during the three months ended December 31, 2008."

Kreisler Manufacturing Corporation is a manufacturer of precision metal components and assemblies for use in military and commercial aircraft engines and industrial gas turbines. These products primarily include tube and manifold assemblies. The Company has two wholly owned subsidiaries: Kreisler Industrial Corporation located in Elmwood Park, New Jersey, and Kreisler Polska Sp. z o.o located in Krakow, Poland.

For more information please contact:

Ned Stern, Chief Financial Officer

Kreisler Manufacturing Corporation

Tel (201) 791-0700 X222

Forward-Looking Statements

Certain oral statements made by management of Kreisler Manufacturing Corporation (the "Company") from time-to-time and certain statements contained herein or in other periodic reports filed by the Company with the Securities and Exchange Commission are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to results of operations and the business of the Company. All such statements, other than statements of historical facts, including those regarding market trends, the Company's financial position and results of operations, business strategy, projected costs, and plans and objectives of management for future operations, are forward-looking statements. In general, such statements are identified by the use of forward-looking words or phrases including, but not limited to, "estimates," "intended," "will," "should," "may," "believes," "expects," "expected," "anticipates," and "anticipated" or the negative thereof or variations thereon or similar terminology. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. These forward-looking statements represent the Company's current judgment. The Company disclaims any intent or obligation to update its forward looking statements. Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from those set forth in or underlying the forward-looking statements.

Kreisler Manufacturing Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

Three Months Ended December 31,	2008	2007

Net sales	$6,039,547	$7,566,846

Cost of goods sold	5,411,038	5,960,283
Selling, general and administrative expenses	659,032	733,915
Total costs and expenses	6,070,070	6,694,198

(Loss)/income from operations	(30,523)	872,648

Interest and other income	23,521	61,571
Interest and other expenses	(8,800)	(6,311)
Foreign currency exchange adjustments	157,692	(21,470)

Income before income taxes	141,890	906,438

Income taxes	66,087	(363,919)
Net income	$75,803	$542,519
Net income per common share:
Net income- basic	$0.04	$0.29
Net income- diluted	$0.04	$0.29
Weighted average common shares - basic	1,867,948	1,867,948
Weighted average common shares - diluted	1,867,948	1,896,086

Six Months Ended December 31,	2008	2007

Net sales	$12,331,905	$14,263,793

Cost of goods sold	10,736,708	11,308,556
Selling, general and administrative expenses	1,359,954	1,314,152
Total costs and expenses	12,096,662	12,622,708

Income from operations	235,243	1,641,085

Interest and other income	56,259	125,286
Interest and other expenses	(19,344)	(18,668)
Foreign currency exchange adjustments	232,295	(26,565)

Income before income taxes	504,453	1,721,138

Income taxes	(209,348)	(691,859)
Net income	$295,105	$1,029,279
Net income per common share:
Net income- basic	$0.16	$0.55
Net income- diluted	$0.16	$0.54
Weighted average common shares - basic	1,867,948	1,867,948
Weighted average common shares - diluted	1,868,900	1,898,283

Kreisler Manufacturing Corporation and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
	Dec. 31, 2008	June 30, 2008
	(Unaudited)	(Audited)
Assets

Cash and cash equivalents	$6,205,207	$7,243,565
Accounts receivable - trade (net of $20,000 allowance for uncollectible accounts at December 31, 2008 and June 30, 2008)	1,647,293	2,052,124
Inventories	7,247,234	7,142,438
Deferred tax asset	31,271	31,271
Other current assets	302,268	620,614
Prepaid income taxes	68,207	-
Total current assets	15,501,480	17,090,012

Property and equipment, net	2,617,690	2,077,223
Deposits on property and equipment	412,761	456,989
Long-term investments	-	700,000
Deferred tax asset	199,875	-
Total non-current assets	3,230,326	3,234,212
TOTAL ASSETS	$18,731,806	$20,324,224

Liabilities and Stockholders' Equity

Liabilities
Accounts payable - trade	$1,472,466	$1,812,515
Accrued expenses	508,618	867,167
Deferred revenue	637,564	1,259,505
Income taxes payable	-	39,018
Obligation under capital leases, current portion	133,523	127,731
Total current liabilities	2,752,171	4,105,936

Obligation under capital leases, net of current portion	51,788	128,296
Deferred tax liability	-	95,884
Accrued environmental costs	454,053	444,707
Total long-term liabilities	505,841	668,887
Commitments and contingencies
Stockholders' equity
Common stock, $.125 par value; 6,000,000 shares authorized; 1,867,948 shares issued and outstanding at December 31, 2008 and June 30, 2008	233,494	233,494
Additional paid-in capital	1,135,662	1,062,736
Retained earnings	14,089,851	13,794,746
Accumulated other comprehensive (loss)/income	14,787	458,425
Total stockholders' equity	15,473,794	15,549,401
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$18,731,806	$20,324,224